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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE



PRESS CONTACT:

                           Curt Ritter

                           W. P. Carey & Co. LLC

                           212-492-8989

                           critter@wpcarey.com

W. P. CAREY & CO. REPORTS 25% INCREASE IN FFO
FOR FIRST QUARTER 2003

Management Confident of Another Strong Year as Sale-leaseback
Financing Transactions Remain at Record Levels

         NEW YORK, NY, April 29, 2003 - Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported first quarter 2003 financial results for the three-month period ended March 31, 2003.

OPERATING HIGHLIGHTS

         - Diluted earnings per share (EPS) for the three-month period increased by 21% to $0.46 up from $0.38 for the comparable period last year. This was due in large part to an increase in investment management revenues.

         - Funds From Operations (FFO), a widely accepted supplemental measure of performance, for the three-month period increased 25% on a per share basis to $0.76 per diluted share, or $28.1 million, up from $0.61 per diluted share, or $22.1 million, for the comparable period last year. A complete reconciliation containing adjustments from GAAP net income to FFO is included in this release.

         - Net income for the three-month period increased by 26% to $17.3 million up from $13.7 million for the comparable period in 2002.
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         -        Total revenue for the three-month period increased 43% to
                  $47.1 million up from $33.0 million for the same period a year ago. This was due in large part to an increase in investment management revenues, as well as the receipt of $2.2 million following the termination of a lease with The Gap, Inc. for a property located in Erlanger, KY.

         - W. P. Carey completed more than $272 million in net lease transactions during the first quarter as compared to $117 million in 2002. Over the past 12-month period the Company completed $1.16 billion in acquisitions. While quarterly numbers are unpredictable, we continue to believe this increase was due to the continuing desire of corporations to raise capital outside of the traditional capital markets.

         - In March the Board of Directors raised the cash dividend to $.432 per common share. This reflects the eighth consecutive quarterly increase. The dividend was paid on April 15, 2003 to shareholders of record on March 31, 2003. Dividends have increased every year since 1998 when the company went public.

         - The Board announced the Company's 2003 Annual Shareholder Meeting will take place on Tuesday, June 10th at 10:30 AM at the Waldorf=Astoria Hotel in New York City. All shareholders are invited to attend.

         Chairman Wm. Polk Carey said, "Earlier this month we celebrated thirty years of meeting the needs of our investors. Our approach to `under-promise and over-perform,' as well as our decision to run our company as owners has been a success and is reflected in our thirty-year track record and this quarter's financial results. We remain committed to meeting the expectations of our investors and to providing the sale-leaseback financing sought by corporations looking to grow and expand their business. While no one can predict what the future holds, our proven track record and the strength of our management team augurs well for the future."

CONFERENCE CALL & WEBCAST

         W. P. Carey will host a conference call and audio webcast to discuss its first quarter 2003 financial results today at 11:00 AM ET. Stockholders and interested parties may listen to a live broadcast of the call by dialing 1-800-915-4836 (International 1-973-317-5319). The conference call can also be accessed via the Internet on W. P. Carey's homepage at www.wpcarey.com. Please
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visit the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who are not able to listen to the live broadcast, the webcast replay will be available immediately following the call on the Company's website.

Alternatively, individuals can listen to the call after 1:00 PM ET this afternoon by calling 1-800-428-6051 (International 1-973-709-2089) with the access code 289931 through May 30, 2003.

         W. P. Carey's press releases are available on the Company's website at www.wpcarey.com or by contacting the Corporate Communications Department at 1-800-WP CAREY or by e-mail at media@wpcarey.com.

         Founded in 1973, W. P. Carey & Co. specializes in corporate real estate financing through the corporate net lease or sale-leaseback structure. The firm and its affiliates continue to be leading lessors of net-leased corporate real estate. The largest publicly traded limited liability company in the world, W.
P. Carey owns and/or manages more than 550 commercial and industrial properties throughout the United States and Europe comprised of more than 75 million square feet.

                                 (TABLES FOLLOW)

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. A NUMBER OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE ANTICIPATED. AMONG THOSE RISKS, TRENDS AND UNCERTAINTIES ARE THE GENERAL ECONOMIC CLIMATE; THE SUPPLY OF AND DEMAND FOR COMMERCIAL PROPERTIES; INTEREST RATE LEVELS; THE AVAILABILITY OF FINANCING; AND OTHER RISKS ASSOCIATED WITH THE ACQUISITION AND OWNERSHIP OF PROPERTIES, INCLUDING RISKS THAT THE TENANTS WILL NOT PAY RENT, OR THAT COSTS MAY BE GREATER THAN ANTICIPATED. FOR FURTHER INFORMATION ON FACTORS THAT COULD IMPACT THE COMPANY, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                              W. P. CAREY & CO. LLC
                              FUNDS FROM OPERATIONS
                (in thousands except share and per share amounts)

                                                                   THREE MONTHS ENDED MARCH 31,
                                                                      2003               2002
                                                                  ------------       ------------
Net income                                                        $     17,273       $     13,729
Gain on sale of real estate                                               (164)            (1,149)
Funds from operations of equity investees in excess of
  equity income (loss)                                                     902              1,564
Depreciation, amortization, deferred taxes and other noncash
  charges                                                               10,049              7,879

Funds from operations applicable to minority investees in
  excess of minority income (loss)                                         (74)               (15)
Straight-line rents                                                        136               (139)
SAB 101 adjustment                                                                            200
  Funds from operations                                           $     28,122       $     22,069
FUNDS FROM OPERATIONS PER SHARE -
BASIC                                                             $       0.77       $       0.63
DILUTED                                                           $       0.76       $       0.61
Weighted average shares outstanding:
     Basic                                                          36,389,289         35,289,369
     Diluted                                                        37,211,485         35,939,985


Funds from operations is calculated as net income, excluding gains (or losses) from debt restructuring and sales of property, plus certain noncash items (primarily real estate depreciation, amortization, impairments and deferred taxes) and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations is a supplemental measure of performance and does not represent net income or cash flows generated from operating activities in accordance with GAAP. It should not be considered an alternative to net income as an indication of the Company's operating performance or to cash flows as a measure of liquidity or an indicator of the Company's ability to fund its cash needs.
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                              W. P. CAREY & CO. LLC
                        CONSOLIDATED STATEMENTS OF INCOME

                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                 THREE MONTHS ENDED MARCH 31,
                                                                                   2003               2002
                                                                               ------------       ------------
Revenues:
   Management income from affiliates                                           $     25,793       $     13,485
   Rental income                                                                     11,934             11,938
   Interest income from direct financing leases                                       5,272              5,988
   Interest and other income                                                          3,463                851
   Revenue of other business operations                                                 699                688
                                                                               ------------       ------------
                                                                                     47,161             32,950
                                                                               ------------       ------------
Expenses:
   Interest                                                                           3,923              4,284
   Depreciation                                                                       2,821              2,575
   Amortization                                                                       2,155              2,310
   General and administrative                                                        12,061              7,343
   Property expenses                                                                  2,668              1,801
   Impairment charge on real estate investments and other investments                   272                 --
   Operating expenses of other business operations                                      563                512
                                                                               ------------       ------------
                                                                                     24,463             18,825
                                                                               ------------       ------------

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
       Income from continuing operations before minority interest, equity
investments, gain on sale and income taxes                                           22,698             14,125
Minority interest in (income) loss                                                      (33)                15
Income from equity investments                                                          918                187
Gain on sale of other investments                                                        --                 94
                                                                               ------------       ------------
       Income from continuing operations before income taxes
         and gain on sale of real estate                                             23,583             14,421
Provision for income taxes                                                           (7,024)            (2,890)
                                                                               ------------       ------------
       Income from continuing operations before gain on sale
         of real estate                                                              16,559             11,531
Discontinued operations:
   Income from discontinued operations                                                  550              1,049
   Gain on sale of real estate                                                          164                 --
                                                                               ------------       ------------
       Income from discontinued operations                                              714              1,049
                                                                               ------------       ------------
Gain on sale of real estate                                                              --              1,149
                                                                               ------------       ------------
          Net income                                                           $     17,273       $     13,729
                                                                               ============       ============

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
Basic earnings per share:
       Earnings from continuing operations                                     $       0.46       $       0.36
       Earnings from discontinued operations                                           0.02               0.03
                                                                               ------------       ------------
        Basic earnings per share                                               $       0.48       $       0.39
                                                                               ============       ============

Diluted earnings per share:
       Earnings from continuing operations                                     $       0.44       $       0.35
       Earnings from discontinued operations                                           0.02               0.03
                                                                               ------------       ------------
        Diluted earnings per share                                             $       0.46       $       0.38
                                                                               ============       ============

Weighted average shares outstanding:

     Basic                                                                       36,389,289         35,289,369
                                                                               ============       ============
     Diluted                                                                     37,211,485         35,939,985
                                                                               ============       ============